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                              Retirement Benefit              EXHIBIT 99.16(a)

                                 Total Return
                                                                Total Annual
                                                Since           Return
                                                Inception       (10/01/97-
                                1 Year          (11/29/85)      06/30/88)

Initial Investment                 $1,000.00      $1,000.00      $1,000.00

Divided by
Net Asset Value                        12.17          10.00          12.54
                                       -----          -----          -----

Equals Shares Purchased               82.169         100.00         79.745

Plus SHares Acquired Through
  Dividend Reinvestment                4.121         11.888          3.996
                                       -----         ------          -----

Equals Sharees Held
  at 6/30/88                          86.290        111.888         83.741

Multiplied by Net Asset
  Value at 6/30/88                     11.12          11.12          11.12
                                       -----          -----          -----

Equals Ending Value before
  deduction for contingent
   deferred sales charge              939.55       1,244.20         931.20

Deduction for deferred sales
charges                                36.65          20.00            -0-
                                       -----          -----            ---

Equals Ending Remeemable
  Value of a $1,000
   Investment (ERV)                   922.90       1,224.20         931.20

Divided by $1,000 (F)                  .9229       1.224.20         931.20

Subtract 1                           (.0771)           .224         (.688)

Expressed as a percentage
   equals the Aggregate Total
   Return for the Period (T)         (7.71%)         22.40%
                                     -------         ------

Expressed as a percentage
   equals the Annual
   Total Return                                                    (6.88%)
                                                                   -------

IRV divided by F                       .9229

Raise to the power of                      1        1/2.586        1/.7507

Equals                                 .9229         1.0814          .9084

Subtract 1                           (7.71%)          8.14%        (9.16%)

Expressed as a percentage
  equals the Average
  Annualized Total Return            (7.71%)          8.14%
                                     -------          -----

Annualized                                                         (9.16%)
                                                                   -------

*Does not include sales charge for the period.